Registration No.
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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C. 20549

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                                       FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              GRAHAM-FIELD HEALTH PRODUCTS, INC.
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                (Exact name of registrant as specified in its charter)

               Delaware                                     11-2578230
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          (State or other jurisdiction of              (I.R.S. Employer
          incorporation or organization)               Identification No.)


            400 Rabro Drive East, Hauppauge, New York             11788
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          (Address of Principal Executive Offices)             (Zip Code)


                   Graham-Field Health Products, Inc. Incentive Program
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                                 (Full title of the plan)


                        Irwin Selinger, Chairman of the Board,
                             and Chief Executive Officer
                          Graham-Field Health Products, Inc.
                                 400 Rabro Drive East
                            Hauppauge, New York 11788
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                       (Name and address of agent for service)

                                     (516) 582-5900
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            (Telephone number, including area code, of agent for service)























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                           CALCULATION OF REGISTRATION FEE

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                                        Proposed   Proposed
          Title of                      maximum    maximum
          securities                    offering   aggregate   Amount of
          to be          Amount to be   price per  offering    registration
          registered     registered(1)  unit(2)    price       fee

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          Common         600,000        $3.38     $2,028,000   $699.66
          Stock, par
          value $.025
          per share











          (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares of Common Stock, par value $.025 per share (the "Common Stock"), as may be issuable pursuant to the anti-dilution provisions and other provisions of the Incentive Program, as amended (the "Pro-gram").

          (2) Estimated solely for the purpose of calculating the regis-tration fee in accordance with Rule 457(c) under the Securi-ties Act of 1933. The proposed maximum offering price per unit is based on the average of the high and low prices of the Registrant's Common Stock on June 26, 1995 as reported on the New York Stock Exchange, Inc.














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






                    The Registration Statement on Form S-8 (the "Registra-tion Statement") is being filed with respect to the registration of 600,000 shares of Common Stock to be issued in accordance with the terms and provisions of the Program. Prior to the effective date of this Registration Statement, 1,500,000 shares of Common Stock have been registered pursuant to effective Registration Statements on Form S-8 (File Nos. 33-48860, 33-37179, and 33-38656), which are incorporated herein by reference.












































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                                      SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 28, 1995.

                                        GRAHAM-FIELD HEALTH PRODUCTS, INC.


                                        By   s/Irwin Selinger
                                          --------------------------------
                                          Irwin Selinger
                                          Chairman of the Board and
                                          Chief Executive Officer

                    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature               Title                Date
          ---------               -----                ----

          s/Irwin Selinger        Chairman of the           June 28, 1995
          --------------------    Board and Chief
          Irwin Selinger          Executive Officer
                                  (Principal Executive
                                  Officer and Director)

          s/Gary M. Jacobs        Vice President and        June 28, 1995
          --------------------    Chief Financial Officer
          Gary M. Jacobs

          s/Andrew A. Girodano    Director                  June 28, 1995
          --------------------
          Andrew A. Giordano

          s/Harold Lazarus        Director                  June 28, 1995
          --------------------
          Dr. Harold Lazarus

          s/Louis A. Lubrano      Director                  June 28, 1995
          --------------------
          Louis A. Lubrano

          s/Donald Press          Director                  June 28, 1995
          --------------------
          Donald Press

          s/Harvey P. Diamond     Director                  June 28, 1995
          --------------------
          Harvey P. Diamond

          s/Robert Spiegel        Director                  June 28, 1995
          --------------------
          Robert Spiegel

          s/Marcel Newfield       Director                  June 28, 1995
          --------------------
          Marcel Newfield



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                          GRAHAM-FIELD HEALTH PRODUCTS, INC.


                                       FORM S-8

                                REGISTRATION STATEMENT

                           UNDER THE SECURITIES ACT OF 1933



                                    EXHIBIT INDEX

















































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                                    EXHIBIT INDEX

          EXHIBIT NO.              DESCRIPTION                   PAGE NO.
          -----------              -----------                   --------

             4                    Incentive Program,
                                   as amended                          7

             5                    Opinion of Counsel to
                                  Graham-Field Health
                                   Products, Inc.                     25

            24.1                  Consent of Ernst & Young LLP        26

            24.2                  Consent of Counsel to
                                  Graham-Field Health
                                   Products, Inc.                      *


















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          *    See Exhibit 5.